2850 Frontier Drive Warsaw, Indiana 46582 www.orthopediatrics.com 877.268.6339 574.268.6379 574.269.3692 TOLL-FREE PHONE FAX SCOLIOSIS SPORTS MEDICINE TRAUMA & DEFORMITY CLINICAL EDUCATION   OrthoPediatrics Corp. Announces Preliminary Unaudited Revenue for  Fourth Quarter and Full Year 2020    Full year revenue up 2%, representing strong execution in an unprecedented global environment    WARSAW,  Indiana,  January 11, 2021 — OrthoPediatrics Corp.  (“OrthoPediatrics” or  the  “Company”)  (Nasdaq:KIDS), a company focused exclusively on advancing the field of pediatric orthopedics, announced  today its preliminary unaudited revenue for the fourth quarter and full year ended December 31, 2020.    Preliminary  unaudited  fourth  quarter  2020  revenue  is  expected  to  be  $21.7 million,  up  14%, when  compared to $19.0 million in the fourth quarter of 2019. Preliminary domestic revenue grew 26% while  international  revenue declined 21%. OrthoPediatrics’ preliminary unaudited  full year 2020  revenue  is  expected to be $73.8 million, representing annual growth of 2%. Preliminary full year domestic revenue  grew 14% while international revenue declined 38%.    The Company plans to release its fourth quarter and full year 2020 financial results in early March 2021.  The quarterly and annual preliminary revenue estimates for 2020 included in this press release are prior  to the completion of review and audit procedures by the Company’s independent registered public  accounting firm and are therefore subject to adjustment.    Forward‐Looking Statements  This press release  includes "forward‐looking statements" within  the meaning of U.S.  federal securities  laws, including the statements regarding OrthoPediatrics’ preliminary revenue for the fourth quarter and  full year ended December 31, 2020, and other statements identified by the use of words such as "may,"  "might," "will," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "project," "target,"  "predict,"  "intend,"  "future,"  "goals,"  "potential,"  "objective,"  "would"  and  other  similar  expressions.  Forward‐looking statements involve risks and uncertainties, many of which are beyond OrthoPediatrics’  control. Important factors could cause actual results to differ materially from those in the forward‐looking  statements, including, among others: the risks related to COVID‐19, the continued impact such pandemic  may have on the demand for our products, and our ability to respond to the related challenges; and the  risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Annual Report on Form  10‐K filed with the Securities and Exchange Commission (the "SEC") on March 5, 2020, as updated and  supplemented by our other SEC reports filed from time to time. Forward‐looking statements speak only  as  of  the  date  they  are  made.  OrthoPediatrics  assumes  no  obligation  to  update  forward‐looking  statements to reflect actual results, subsequent events, or circumstances or other changes affecting such  statements except to the extent required by applicable securities laws.    About OrthoPediatrics Corp.  Founded in 2006, OrthoPediatrics is an orthopedic company focused exclusively on advancing the field of  pediatric orthopedics. As such it has developed the most comprehensive product offering to the pediatric  orthopedic market to improve the lives of children with orthopedic conditions. OrthoPediatrics currently  markets 35 surgical systems  that serve  three of  the  largest categories within  the pediatric orthopedic  market.  This  product  offering  spans  trauma  and  deformity,  scoliosis,  and  sports  medicine/other  procedures. OrthoPediatrics’ global sales organization is focused exclusively on pediatric orthopedics and  distributes  its  products  in  the  United  States  and  43  countries  outside  the  United  States.  For more  information, please visit www.orthopediatrics.com.    Investor Contacts  The Ruth Group

2850 Frontier Drive Warsaw, Indiana 46582 www.orthopediatrics.com 877.268.6339 574.268.6379 574.269.3692 TOLL-FREE PHONE FAX SCOLIOSIS SPORTS MEDICINE TRAUMA & DEFORMITY CLINICAL EDUCATION Jan Medina, CFA  (646) 536‐7035  jmedina@theruthgroup.com